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                                                                   Exhibit 10.23


                             CONSENT AND AGREEMENT

     This CONSENT AND AGREEMENT (this "Consent"), dated as of August 16th, 2006, is made by and between ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation ("APS"), and SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company ("Assignor"), for the benefit of COBANK, ACB, as administrative agent for the lenders, (in such capacity, "Lender").

                                    RECITALS

     A. Assignor has entered into that certain Credit Agreement relating to financing for the development, construction, installation, operation and maintenance of its biomass power plant located in Snowflake, Arizona (the
"Project"), dated as of August   ,2006, among Assignor, Renegy, LLC, and Renegy
Trucking, LLC (collectively, the "Borrowers"), Lender, the LC Issuer (as defined therein), and the Lenders (as amended, modified and supplemented from time to time, the "Credit Agreement"). Assignor and Lender have also entered into a security agreement (the "Security Agreement"), under which Assignor has agreed to assign its interest under the Assigned Agreement, as defined below, to Lender as collateral for the loan and other obligations of the Borrowers under the Credit Agreement.

     B. APS and Assignor are parties to the Master Power Purchase and Sale Agreement, dated September 6, 2005, together with the Amended and Restated Transaction Confirmation dated August 16th, 2006 (as amended, modified and supplemented from time to time, the "Assigned Agreement").

     C. It is a requirement of the Lender under the Credit Agreement and/or the Security Agreement relating to financing for the Project that APS and the Assignor shall have executed and delivered this Consent.

                                   AGREEMENT

     NOW, THEREFORE, APS hereby agrees as follows:

     1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Consent shall have the meanings given to them in the Assigned Agreement.

     2. Consent and Agreement. APS consents to the collateral assignment of the Assigned Agreement, by Assignor to Lender, and agrees with Lender as follows:

          a. APS consents to the transfer of all the Assignor's right, title and interest to, in and under the Assigned Agreement, to Lender, solely in connection with the enforcement of its security interest under the terms of the Security Agreement, at a foreclosure sale by judicial or non-judicial foreclosure and sale or by a conveyance by Assignor in lieu of foreclosure and agrees that upon such enforcement, foreclosure, sale or conveyance APS shall recognize Lender, but if and only if Lender assumes all

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obligations of Assignor under the Assigned Agreement and otherwise satisfies and complies with all requirements of the Assigned Agreement.

          b. At all times that this Consent remains in effect, APS will not without the prior written consent of Lender (such consent not to be unreasonably withheld, delayed or conditioned), cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof by Assignor except as provided in the Assigned Agreement and in accordance with Section 2(c) of this Consent.

          c. APS shall, concurrently with the delivery of any notice of an Event of Default to the Assignor under the Assigned Agreement, provide to Lender a copy of any such default notice, in each case pursuant to Section 4 of this Consent. If APS does not deliver such default notice to Lender when it delivers such notice to the Assignor under the Assigned Agreement, the Lender's applicable cure period under the Assigned Agreement and this Consent shall begin on the date on which such notice is received by Lender. Upon the occurrence of an Event of Default of the Assignor (subject to the expiration of the relevant cure periods provided to Assignor under the Assigned Agreement), APS shall not terminate the Assigned Agreement unless it provides Lender with a notice of Assignor's Event of Default and affords Lender a period of thirty
(30) days to cure such Event of Default. If possession of the Facility is necessary for Lender to cure Assignor's Event of Default and Lender commences foreclosure proceedings against Assignor within thirty (30) days of receiving notice of such Event of Default from APS, Lender shall be allowed a reasonable additional period to complete such foreclosure proceedings, such period not to exceed ninety (90) days. In the event Lender succeeds to Assignor's interest in the Facility, Lender shall cure any and all Events of Default of the Assignor in existence under the Assigned Agreement at the time which are capable of being cured and which are not personal to the Assignor.

          d. In the event Lender succeeds to or assumes Assignor's interest under the Assigned Agreement pursuant to the exercise of any rights hereunder, Lender shall cure any defaults for failure to pay amounts owed under the Assigned Agreement and any other defaults of the Assignor under the Assigned Agreement that do not constitute non-curable defaults that are personal to the Assignor. Lender shall have the right to assign all of its interest in the Assigned Agreement to a person or entity to whom the Facility is transferred, so long as such person or entity is of equal or better credit quality than the Assignor, as determined by APS in its reasonable discretion; provided such transferee assumes all obligations of Assignor or Lender under the Assigned Agreement and otherwise satisfies and complies with all requirements of the Assigned Agreement. Upon such assignment, Lender shall be released from any further liability thereunder accruing from and after the date of such assignment to the extent of the interest.

     3. Effect of this Consent. This Consent shall not change, extend or alter the Commercial Operation Date set forth in the Assigned Agreement. Furthermore, no additional cure periods provided to Lender in Section 2(c) of this Consent shall extend the Commercial Operation Date beyond July 1, 2008.



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     4.  Notices. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses in each case in accordance with the Assigned Agreement:

        If to APS:

        The address for notices set forth in the Cover Sheet elections for the Assigned Agreement

        If to Lender:

        CoBank, ACB
        5500 South Quebec Street
        Englewood, CO 80111
        Facsimile: (303) 224-2590
        Telephone (303) 740-4000
        Attn: David Willis

        If to Assignor:

        The address for notices set forth in the Cover Sheet elections for the Assigned Agreement

     5. Binding Effect; Amendments. This Consent shall be binding upon and benefit the successors and assigns of each of APS, Assignor, and Lender and their respective successors, transferees and assigns (including, without limitation, any entity that refinances all or any portion of the obligations under the Credit Agreement). No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by APS.

     6. Payment of Moneys. APS hereby agrees to make all payments to be made by it to the Assignor under the Assigned Agreement, in any form permitted under the Assigned Agreement, directly to the account provided to APS by Lender (the "Account"). Assignor hereby expressly and irrevocably agrees and acknowledges that Lender has full and express authority to unilaterally require APS to direct any payments due to Assignor under the Assigned Agreement to the Lender's Account as described in this Section 6. Assignor and Lender further expressly waive any and all claims of any nature whatsoever against APS as to the propriety, permissibility and/or binding effect of any payment by APS to the Lender's Account. Any and all payments by APS to the Lender's Account shall be deemed and treated as payments by APS to Assignor under the Assigned Agreement. Subject to the terms of this Consent, all terms and conditions of the Assigned Agreement shall remain in full force and effect.

     7. Governing Law; Venue. This Consent shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of such state, without regard to its conflict of


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laws principles (other than Section 5-1401 of the New York General Obligations
Law). Each party hereto irrevocably: (a) submits to the jurisdiction of the federal courts located in Phoenix, Arizona; (b) waives any objection which it may have to the laying of venue of any proceeding brought in any such court; and (c) waives any claim that such proceedings have been brought in an inconvenient forum.

     8. Severability. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9. Counterparts. This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

     10. Interpretation. All references in this Consent to any document, instrument or agreement: (a) shall include all contract variations, change orders, exhibits, schedules and other attachments thereto; and (b) shall include all documents, instruments or agreements issued or executed in replacement or predecessor thereto, as amended, modified and supplements from time to time and in effect at any given time. References to any person include its successors and permitted assigns.

     11. Third Party Beneficiaries. This Consent and the representations, covenants and agreements contained herein are and shall be held to be for the sole benefit of the parties hereto and their respective successors and assigns, and, to the extent provided in Paragraph 5 hereof, for the benefit of any refinancing lender.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, APS and Assignor by their respective duly authorized officers, have executed this Consent as of the date first above written.

                                            ARIZONA PUBLIC SERVICE COMPANY,
                                            An Arizona Corporation


                                            By: /s/ Barbara D. Lockwood
                                                -------------------------------
                                                Name: Barbara D. Lockwood
                                                Title: Manager, Renewable Energy


                                            SNOWFLAKE WHITE MOUNTAIN POWER, LLC,
                                            An Arizona limited liability company


                                            By: /s/ Robert M. Worsley
                                                -------------------------------
                                                Name: Robert M. Worsley
                                                Title: CEO


Accepted and Agreed:

COBANK, ACB


By:
    -------------------------------
    Name:
    Title:







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     IN WITNESS WHEREOF, APS and Assignor by their respective duly authorized officers, have executed this Consent as of the date first above written.

                                            ARIZONA PUBLIC SERVICE COMPANY,
                                            An Arizona Corporation


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            SNOWFLAKE WHITE MOUNTAIN POWER, LLC,
                                            An Arizona limited liability company


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


Accepted and Agreed:

COBANK, ACB


By: /s/ David B. Willis
    -------------------------------
    Name: David B. Willis
    Title: Managing Director, Project and
           Structured Finance Communications
           and Energy Banking Group







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